UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2014

GREAT PLAINS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd, Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A (the “Amendment”) is to correct the location of the property and include its square footage of the previously filed Current Report on Form 8-K of Great Plains Holdings, Inc. filed with the Securities and Exchange Commission on September 18, 2014.

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2014, Great Plains Holdings, Inc. (“we,” “us,” “our,” or “Company”), through its wholly owned subsidiary Ashland Holdings, LLC (“Ashland”), completed the purchase of the property located at 5913 Tampa Street, Hanahan, SC 29410 (the “Property”), for the purchase price of $82,500.00 (the “Purchase Price”), from DayBreak Capital, LLC, a related party (“DayBreak”).  The Purchase Price was paid in cash at closing.  Kent Campbell, our Chief Executive Officer and a Director, and Denis Espinoza, our President, Chief Operating Officer, and a Director each own 50% of DayBreak.

This property is a 1,200 square foot all brick duplex that is fully rented in a suburb of Charleston, South Carolina.  It is managed by Low Country Property Management in North Charleston, South Carolina.  We are pleased to add this property to the Ashland portfolio of income producing properties, and continue to look for additional high quality properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.
Date: September 23, 2014	By: /s/ Kent Campbell
Kent Campbell, Chief Executive Officer